UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 1, 2025
Date of Report (date of earliest event reported)

OPGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300
Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2025, OpGen, Inc. (the “Company”) entered into a Share Sale Agreement (the “Purchase Agreement”) with AEI Capital Ltd., a company incorporated under the laws of the British Virgin Islands and the controlling stockholder of the Company (the “Seller”), pursuant to which the Seller agreed to sell all of the issued and outstanding ordinary shares (the “Shares”) of Sun Investment Enterprises Limited, a company incorporated under the laws of the British Virgin Islands (the “Holding Company”). The Holding Company is the owner of all of the equity interests of iCapX Sdn. Bhd., a private company limited by shares incorporated under the laws of Malaysia providing cap table management fintech platform services to customers (“iCapX”). The purchase price for the Shares was $12,278,703.08. The Company will pay the purchase price through the issuance of 2,028,867 shares of common stock at a price of $6.052 per share, which shares are expected to be issued to the Seller on or about January 20, 2026. The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the schedules attached thereto, a copy of which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2025, the Company completed the acquisition of the Shares of the Holding Company as disclosed in Item 1.01 above. The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

As a result of the Company’s acquisition of the Shares of the Holding Company, iCapX became an indirect, wholly-owned subsidiary of the Company. iCapX operates a cap table management fintech platform and provides related corporate advisory services to its clientele, including an agreement with a privately held company (the “Client”). Subsequent to the completion of the acquisition of the Shares of the Holding Company on December 1, 2025, the corporate advisory services for such Client were completed, which satisfied the performance obligations for receipt of an advisory fee consisting of $80,000 plus shares of the common stock of the Client representing 1.4% of the outstanding equity of such Client, which the Company estimates to be valued at approximately $14 million.

The Seller is the Company’s controlling stockholder as well as the owner of 100% of the issued and outstanding capital stock of the Holding Company. In determining the purchase price for the Shares, the parties performed a peer group comparison and supplemented the analysis with value-added considerations to incorporate company-specific attributes and differentiation factors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Share Sale Agreement, dated December 1, 2025, by and between OpGen, Inc. and AEI Capital, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the value received from the Client will differ from the Company’s estimates. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 16, 2026	OpGen, Inc.

	By:	/s/ Christian-Laurent Benoit Bonte
		Name:	Christian-Laurent Benoit Bonte
		Title:	Chief Executive Officer

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